EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-26745), the Registration Statement on Form S-8 (No. 33-53561), the Registration Statement on Form S-8
(No. 33-51021), and the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-35137) of Premark International, Inc. of our report dated February 14, 1997 appearing as Exhibit 99.1 of this Form 10-K.


PRICE WATERHOUSE LLP

Chicago, Illinois
March 18, 1998